SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2003

          AMERICA FIRST APARTMENT INVESTORS, INC.

(Exact name of registrant as specified in its charter)

      Maryland                 000-49986

(State of Formation) (Commission File Number)

                 47-0858301

(IRS Employer Identification Number)

     1004 Farnam Street, Suite 400

                    Omaha, NE                                   68102

(Address of principal executive offices) (Zip Code)

                    (402) 444-1630

(Registrants' telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated July 31, 2003, announcing the registrant's results of operations for the quarter ended June 30, 2003.

Item 9. Regulation FD Disclosure.

The information contained in this Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 31, 2003, America First Apartment Investors, Inc. (the "Company") issued a press release announcing its results of operations for the quarter ended June 30, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST APARTMENT INVESTORS, INC.

By /s/ Mark A. Hiatt

Mark A. Hiatt, Chief Financial Officer

July 31, 2003

Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE RELEASE

JULY 31, 2003 NEBRASKA DISTRIBUTION

CONTACT: Maurice E. Cox SYMBOL: NASDAQ: APRO

America First Apartment Investors, Inc.
Announces Second Quarter 2003 EARNINGS

(Omaha, NE) (BUSINESS WIRE) America First Apartment Investors, Inc. (NASDAQ : APRO) announced Funds From Operations ("FFO") of $1.14 per share for the second quarter of 2003 compared to $.28 per share for the first quarter of 2003 and compared to $.29 per unit for its predecessor partnership for the same quarter of 2002. The increase in FFO is due to a $4.4 million non-recurring gain realized by the Company from the repayment of a subordinate note it held on Jefferson Place Apartments and its release from a guarantee on this property. The note repayment and guarantee release resulted from the sale of this property by its owner. Excluding these items, FFO for the second quarter of 2003 would have been $.26 per share. The decline in FFO is attributable to continued softness in the market for apartments in many of the cities where the Company owns properties. Record low mortgage interest rates continue to affect apartment complexes as many tenants and potential tenants are purchasing homes rather than renting apartments.

APRO also reported net income for the quarter of $4,521,806 or $.89 per share compared to $242,819 or $.05 per unit for its predecessor partnership for the same quarter of 2002. Excluding the effect of the Jefferson Place transaction, the Company's net income for the quarter would have been $77,354, or $.02 per share. June 30, 2003, marks the Company's second full quarter of operations as a REIT. On June 5, 2003, the REIT's board of directors declared a dividend of $.25 per share, which is consistent with the first quarter dividend.

Lisa Y. Roskens, President and CEO of the Company, said "Cash proceeds of about $2.3 million from the Jefferson Place transaction along with additional available cash on hand will be used to provide for additional investments. Although our properties continue to feel the effects of the soft multifamily rental market, we are working diligently to improve our results and enhance our business."

FFO is the standard earnings measurement used by the Real Estate Investment Trust (REIT) industry. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT") which define FFO as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after comparable adjustments for an entity's portion of these items related to unconsolidated entities and joint ventures. The following table sets forth a reconciliation of the Company's net income as determined under GAAP and its FFO for the three month periods ended June 30, 2003 and 2002.

The Company considers FFO to be a key measure of its performance and its ability to pay dividends as it adds back the Company's significant non-cash expense of depreciation. Although the Company considers FFO to be a key measure of its operating performance, FFO should not be considered as an alternative to GAAP net income as an indication of the Company's financial performance. In addition, FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative thereto as a measure of the Company's liquidity or as an indicator of the funds available to the Company to meet its cash needs, including its ability to make cash distributions. The Company's FFO may include funds that are unavailable for discretionary use due to requirements to conserve funds for capital expenditures, property acquisitions and other commitments and uncertainties. FFO reported by the Company may not be comparable to FFO reported by other entities that do not calculate FFO in accordance with the NAREIT definition or which interpret the NAREIT definition differently than the Company.

America First Apartment Investors, Inc. is an equity real estate investment trust focused on the ownership and management of multifamily apartment properties located throughout the United States. America First Apartment Investors, Inc.'s portfolio currently includes 15 multifamily properties and one commercial property. America First Apartment Investors, Inc. press releases are available on the World Wide Web at www.am1st.com.

Information contained in this Press Release contains "forward-looking statements" relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements.